WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> OPUR3
<LEGEND>
Below are the Financial Data Schedule Items required for consolidate financial statements.
</LEGEND>

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-ASSETS>                                    5567
<TOTAL-OPERATING-REVENUES>                        1641
<NET-INCOME>                                       156

